UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2014

Mistras Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company held its 2014 annual shareholders meeting on October 21, 2014.  Shareholders elected the seven nominees to the Board of Directors for one-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015 and approved the Company’s executive compensation programs.  These were the only matters voted upon at the meeting.  The voting results are as follows.

1.    The seven nominees for election to the Board of Directors were elected based upon the following votes:

Nominee	Votes For	Withheld	Broker Non-votes
James J. Forese	23,776,813	103,743	2,429,275
Richard H. Glanton	22,969,341	911,215	2,429,275
Michael J. Lange	22,771,814	1,108,742	2,429,275
Ellen T. Ruff	23,212,533	668,023	2,429,275
Manuel N. Stamatakis	22,554,099	1,326,457	2,429,275
Sotirios J. Vahaviolos	22,733,820	1,146,736	2,429,275
W. Curtis Weldon	23,830,872	49,684	2,429,275

2.    The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015 was ratified based upon the following votes:

Number of Votes
Votes for ratification	26,274,420
Votes against	35,411
Abstentions	—

There were no broker non-votes for this item.

3.    The advisory vote on the Company’s executive compensation was approved based upon the following votes:

Number of Votes
Votes for approval	21,920,878
Votes against	1,894,276
Abstentions	65,402
Broker Non-votes	2,429,275

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: October 23, 2014	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary